SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)

September 1, 2004

    SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida	1-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, FL	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events

Beginning in the third quarter of 2004, Seacoast Banking Corporation of Florida (“Seacoast”) will reclassify revenues from merchant services, which have previously been included as a component of interest and fees on loans in the registrant’s statements of income, to “other noninterest income”. Revenues from merchant services for prior periods will be reclassified in comparative financial statements.  This change has no effect on Seacoast’s reported total revenues, net income or cash flows.

Seacoast has consistently included merchant fee revenues in interest and fees on loans since first offering merchant services.  Although these revenues have never amounted to a material component of interest and fees on loans (generally four percent or less), Seacoast has now determined that these fees are more appropriately classified as a component of noninterest income.  The registrant’s independent auditors concur with this reclassification.

The amount of merchant revenue included in interest and fees on loans by quarter-end for the three years ended December 31, 2003, and for the first and second quarters of 2004 were as follows:

Year	Quarter Ended	Merchant Revenue
2004	June 30	$540,000
	March 31	465,000
2003	December 31	395,000
	September 30	405,000
	June 30	405,000
	March 31	405,000
2002	December 31	327,000
	September 30	370,000
	June 30	370,000
	March 31	395,000
2001	December 31	404,000
	September 30	382,000
	June 30	346,000
	March 31	346,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

Date:    September 1, 2004

By:

 /s/ William R. Hahl

William R. Hahl

Executive Vice President & CFO